Exhibit 10.19


                             POST CLOSING AGREEMENT

         THIS POST CLOSING AGREEMENT (this "Agreement") is entered into as of the ___ day of February, 2004 by and between WILLIAMSBURG RETIREMENT INVESTORS, LTD., A FLORIDA LIMITED PARTNERSHIP ("Owner"), WILLIAMSBURG RETIREMENT LIVING, INC., A FLORIDA CORPORATION ("ALF Operator" and collectively with Owner, "Seller") and SFBC INTERNATIONAL, INC., A FLORIDA CORPORATION and 11190 BISCAYNE, LLC, A FLORIDA LIMITED LIABILITY COMPANY (collectively, "Purchaser").

                                R E C I T A L S:

         I. WHEREAS, On February 27, 2004 (the "Closing Date"), simultaneously with the execution of this Agreement, Purchaser purchased from the Seller the following:

          All of the real property located in Miami-Dade County, Florida, described on Exhibit "A" attached hereto and made a part hereof (collectively, the "Fee Land"), together with (i) all and singular the rights, easements and appurtenances pertaining thereto, (ii) all right, title and interest of the Seller in and to any and all roads, easements, alleys, streets and rights-of-way bounding the Fee Land, together with all rights of ingress and egress unto the Fee Land, (iii) strips or gores, if any, between the Fee Land and abutting properties, and (iv) any and all oil, gas and minerals lying under, in, on or about or constituting a part of the Fee Land, and regardless of whether or not the minerals are considered part of the surface estate or part of the mineral estate;

                  (a) All of the Seller's interest as lessee in that certain 99-year Lease by and between East Bay Corporation, as lessor, and Ocean Breeze Corp., as lessee, recorded in Deed Book 2809, Page 464, as amended by instruments recorded in Deed Book 3694, Page 486; Deed Book 3714, Page 195; Deed Book 3720, Page 39; Official Records Book 6835, Page 915; Official Records Book 6858, Page 614; Official Records Book 8093, Page 789; Official Records Book 8725, Page 240; Official Records Book 8815, Page 809; Official Records Book 11297, Page 1480; Official Records Book 11688, Page 499; Official Records Book 13249, Page 2002; Official Records Book 13249, Page 2005; Official Records Book 13871, Page 1100; Official Records Book 13878, Page 3613; Official Records Book 18151, Page 150, and Official Records Book 18536, Page 4898 (the "Land Lease") with respect to that certain parcel of real property adjacent to the Fee Land and described on Exhibit "A" attached hereto and made apart hereof (the "Leasehold Land"), and any tenancies or other rights of occupancy or use for any portion of the Leasehold Land or the improvements located thereon (the "Leasehold"). The Leasehold Land and the Fee Land are collectively referred to as the "Land");

                  (b) Any and all improvements and structures located upon the Land together with all accessions and additions thereto and including, but not by way of limitation, those certain buildings, structures, fixtures and other improvements of every kind and nature presently situated on, in or under or hereafter erected, installed or used in, on or about the Land and including, without limitation, all mechanical systems, elevator equipment and HVAC apparatus and equipment (the "Improvements");

                  (c) Seller's interest, free and clear of any security interests, in all of the fixtures, fittings, apparatus, equipment, machinery, trade names, and other items of tangible and intangible personal property and replacements thereto, if any, whether affixed or attached or located within or used in connection with the operation, maintenance or management of the Land and/or the Improvements, including, but not limited to, (i) all utilities, rights and permits, water rights and water stock; and (ii) any and all plans, engineering plans, drawings, architectural drawings, shop drawings, specifications, surveys, blueprints, site plans, mylars, patents, copyrights, designs, plans and surveys related to water, sewer, paving, grading and drainage, soils reports, environmental site assessments or audits, feasibility studies, zoning documents, brochures, market materials, and other technical descriptions that relate to the Land and the Improvements (the "Personal Property"); and

The Land, Improvements, and Personal Property are sometimes hereinafter referred to collectively as the "Project."

         II. WHEREAS, Seller is providing assisted living facility accommodations at the Project to various third-party individuals (the "Residents") pursuant to various agreements (the "ALF Contracts") substantially in the same form and content as that certain form agreement attached hereto Exhibit "B" (the "Form Contract"); and

         III. WHEREAS, the ALF Contracts provide that Seller may terminate said contracts, with or without cause, by giving 45-days written notice to the applicable Resident(s); and

         IV. WHEREAS, Seller has leased a portion of the Premises (the "Tenant Leasehold Premises") to OMA International, Inc. ("Tenant") pursuant to that certain written/verbal lease (the "Tenant Lease"); and

         V. WHEREAS, the Tenant Lease provides that Seller may terminate said contract, with or without cause, by giving 30-days written notice to the Tenant; and

         VI. WHEREAS, Purchaser has not and will not assume the ALF Contracts or the Tenant Lease and requires Seller to terminate the ALF Contracts and Tenant Lease as a condition to effectuating Purchaser's acquisition of the Project (the "Closing"); and

         VII. WHEREAS, Purchaser and Seller do not wish to delay the Closing pending the expiration of (a) the 45-day notice and termination for the ALF Contracts, and (b) the 30-day notice and termination period for the Tenant Lease, but rather, have agreed to escrow a portion of the Twelve Million ($12,000,000) Dollar purchase price being paid by Purchaser to Seller as consideration for the Project (the "Purchase Price").

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

         WHEREAS, Seller will lease back from Purchaser (until the Turnover
Date) for the total rent of $1.00 any portion of the Project not delivered to Purchaser on the Closing Date.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Borrower hereby agrees as follows:

         1. RECITALS. The aforementioned recitals are true and correct and by this reference incorporated herein.

         2. REPRESENTATIONS OF THE SELLER. The Seller represents and warrants to the Purchaser that, as of the Closing Date:

                  (a) Owner is a limited partnership duly organized under the laws of the State of Florida and ALF Operator is corporation duly organized and in good standing under the laws of the State of Florida. The sale of the Project and the execution and delivery of this Agreement and all other documents and instruments of conveyance and/or related to the sale of the Project (the "Seller's Documents") by the signatories hereto on behalf of Seller have been duly authorized by Seller, and are binding on Seller and enforceable against Seller in accordance with there respective terms. No consent to such execution, delivery and performance is required from any joint venturer, creditor, investor, judicial or administrative body, governmental authority or other party other than any such consent which already has been unconditionally given. Neither the execution of any of the Seller's Documents nor the consummation of the sale of Project will violate any restriction, court order or agreement to which Seller or the Project is subject.

                  (b) Seller is not prohibited from (i) executing or delivering this Agreement or any other Seller's Document, (ii) complying with the terms of this Agreement, or (iii) consummating the transactions contemplated by this Agreement or any other Seller's Document by any applicable governmental requirement, agreement, instrument, restriction, or by a judgment, order or decree of any governmental authority having jurisdiction over Seller or Seller's properties.

                  (c) There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorship or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws contemplated or filed by Seller or pending against Seller or the Project.

                  (d) Neither Owner nor ALF Operator is a "foreign person" but is a "United States person" as such terms are defined in Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended (the "Code"); that is to say, each is a citizen or resident of the United States, a domestic partnership, a domestic corporation, or an estate or trust


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

         which is not a foreign estate or foreign trust within the meaning of
         Section 7701 (a)(3 1 ) of the Code.

                  (e) There is no suit, action, legal or other proceeding pending, or to Seller's best knowledge, threatened, which affects the Project.

                  (f) Except for the road widening of Biscayne Boulevard, which proceeding commenced approximately two years ago, Seller has not received any notice of any condemnation or similar proceedings having been instituted or threatened against the Project or any part thereof. (Seller shall be entitled to all condemnation awards from such road widening even after the termination of this Agreement.)

                  (g) That there are no oral or written leases, tenancies or other rights of occupancy or use for all or any portions of the Project except for the Land Lease, the Tenant Lease and the ALF Contracts.

                  (h) To the best of Seller's knowledge and based on the certain Phase I Environmental Site Assessment dated March 1997 prepared by Environmental Consulting and Technology, Inc. (the "Report"), the Project is presently free from contamination by or the presence of Hazardous or Toxic Materials, and the Project and the activities conducted thereon do not pose any significant hazard to human health or the environment, or violate any applicable federal, state or local laws, ordinances, rules, regulation or requirements pertaining to Hazardous or Toxic Materials or industrial hygiene or environmental conditions ("Environmental Laws"). "Hazardous or Toxic Materials" includes but is not limited to (i) materials defined as "Hazardous Waste" under the Federal Resource Conservation and Recovery Act and similar state laws, and (ii) "hazardous substances" as identified under the Federal Comprehensive Environmental Response, Compensation and Liability Act and especially in CERCLA 101(14) and as set forth in Title 40, Code of Federal Regulations, Part 302, and (iii) those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency
         (EPA) and the list of toxic pollutants designated by Congress or the EPA or defined by any Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic, polluting, or dangerous waste, substance or material, as such lists are now or at any time hereafter in effect, and (iv) asbestos, and (v) radon, and (vi) polychlorinated biphenyls, and (vii) petroleum products, and (viii) such other materials, substances or waste which are otherwise dangerous, hazardous, harmful or deleterious to human, plant or animal health or well being.

                  (j) That there are no oral or written leases, tenancies or other rights of occupancy or use for all or any portions of the Project except for the Land Lease, the Tenant Lease and the ALF Contracts.

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                  (k) In regards to the Land Lease, the Seller represents to the best of Seller's knowledge as follows:

                           (i) That the copy of the Land Lease (which consisted of only those documents described in Section 1(a) of this Agreement) provided by Seller to Purchaser is true, correct and complete, including all amendments; and

                           (ii) That based upon the fact that Seller has paid the rent and the real estate taxes, has maintained insurance and has not received notice from the landlord of any default, the Land Lease can be assigned by Seller to Purchaser without the consent of the landlord under the Land Lease or any other party; and

                           (iv) That the Land Lease is in good standing and Seller, as tenant, has not received notice of default from landlord, and the landlord under the Land Lease has not defaulted or, to the best of Seller's knowledge, taken any action or failed to take any action that would result in a default by them under the Land Lease; and

                           (v) That the security deposit paid by the Seller to the landlord under the Land Lease is $0.00

                  (l) That Seller has not granted anyone any right, title or interest, including but not limited to, rights of first refusal, options or use rights with respect to or affecting the Project.

                  (m) All the ALF Contracts are in form and content substantially the same as the Form Contract and each ALF Contract allows Seller to terminate said contract (1) without cause upon 45-days written notice to the applicable Resident; and (2) without the payment of any termination fee or any other cost, payment or expense.

                   (n) Other than the ALF Contracts, the Tenant Lease and agreements for pest control (verbal, month to month) and elevator servicing, there exist no service contract, maintenance arrangements, warranties, guaranties, licenses, bonds or any other agreements related to the Project or the ALF.

The phrases "to the best of Seller's knowledge" or "to Seller's best knowledge", as utilized in herein or otherwise in this Agreement, shall mean the actual knowledge of all partners, officers, directors and management officials of Seller.

3. SELLER COVENANTS. In addition to Seller's other agreements and undertakings under the Seller's Documents, Seller, at Seller's sole cost and expense, hereby covenants and agrees with the Purchaser that from and after the Closing Date,
Seller:

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

                  (a) shall by midnight, April 29, 2004 (the "Turnover Date") cease operation of the assisted living facility located on a portion of the Project (the "ALF") and any and all other operations, facilities and business on the Project.

                  (b) shall vacate the ALF and deliver complete and absolute possession to Purchaser by the Turnover Date of the ALF and any portion of the Project not previously delivered to Purchaser on the Closing Date.

                  (c) shall by the Turnover Date cause the Tenant Lease to be terminated and deliver complete and absolute possession of the Tenant Leasehold Premises to Purchaser.

                  (d) shall deliver possession of the ALF, the Tenant Leasehold Premises, and any portion of the Project not previously delivered to Purchaser on the Closing Date, free and clear of (i) any clams of any Resident, Tenant, or other persons whatsoever; (ii) any mechanics' liens or claims for outstanding for labor or materials incident to the construction, repairing, renovating or improving of the ALF, the Project, the Tenant Leasehold Premises or any portions thereof by Seller or Seller's agents; and (iii) any cautionary notices of any kind that may have been served with respect to labor performed or materials furnished upon the Project.

                  (e) shall maintain the Tenant Leasehold Premises and all other portions of the Project not previously delivered to Purchaser on the Closing Date in the same condition as of the date hereof, subject to normal wear and tear.

4. ESCROWED FUNDS.

                  (a) Adorno & Yoss, P.A., as escrow agent (the "Escrow Agent") shall hold, release and disburse pursuant to the terms of this Agreement the sum of $250,000.00 (the "Escrowed Funds").

                  (b) In the event of a Seller breach of any of its covenants or obligations under Section 3 hereof, Purchase shall have the right, but not the obligation, to remedy such Seller's breach; provided, however, that if Seller has commenced and is using diligent efforts to comply with Seller's covenants and obligations under Section 3 hereinabove, Purchaser shall, upon Seller's written request, grant Seller a 15 day extension/grace period from the Turnover Date within which Seller shall fully comply with Seller's covenants and obligations under Section 3 hereinabove, prior to being entitled to make any claim to the Escrowed Funds. In the event that Seller does not timely comply with its covenants or obligations under Section 3 hereof, the Escrowed Funds, upon Purchaser written instructions to the Escrow Agent and notice to Seller, shall be forwarded to Purchaser to apply towards (i) any cost incurred by Purchaser in remedying Seller's breach of, or (ii) damage suffered by Purchaser due to Seller's breach of, Seller's covenants or obligations under Section 3 hereof.

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

                  (c) Upon written instruction from Purchaser confirming Seller's compliance with the terms of this Agreement, the Escrow Agent shall release the Escrowed Funds, or the balance thereof, to Seller, whereupon this Agreement shall be terminated and the parties further obligations hereunder shall be released, unless specifically provided otherwise. Upon full compliance with Seller's covenants and obligations under Section 3 hereof, Seller shall provide written notice thereof to Purchaser and Escrow Agent. Should Escrow Agent not receive written notice from Purchaser by the end of ten (10) days after the Escrow Agent's and Purchaser's receipt of Seller's notice, it shall be presumed that Seller has satisfied its obligations under Section 3, and the Escrowed Funds shall promptly thereupon be released to Seller.

                  (d) If there is any dispute as to whether the Escrow Agent is obligated to deliver any monies, and/or documents which it holds or as to whom said monies and/or documents are to be delivered, the Escrow Agent shall not be obligated to make any delivery, but, in such event, may, in its sole and absolute discretion, hold same until receipt by the Escrow Agent of an authorization, in writing, signed by all the parties having an interest in such dispute directing the disposition of same; or, in the absence of such authorization, the Escrow Agent may hold said monies and/or documents until the final determination of the rights of the parties in an appropriate proceeding. The Escrow Agent may rely on any writing signed or purported to be signed by or on behalf of any party without independent investigation on the part of the Escrow Agent to determine the authenticity of such writing. If such written authorization is not given or proceeding for such determination not begun and diligently continued, the Escrow Agent may bring an appropriate action or proceeding for leave to deposit said monies and/or documents in court, pending such determination. In the event that the Escrow Agent places the monies and/or documents that have actually been delivered to the Escrow Agent in the Registry of the Circuit Court in and for Miami-Dade County, Florida and files an action of interpleader naming the parties hereto, the Escrow Agent shall be released and delivered from any and all further obligation and liability hereunder or in connection herewith. In the event of any such delivery of monies and/or documents by the Escrow Agent into said Registry of the Circuit Court, the Escrow Agent shall be authorized to represent any party to this Escrow Agreement, as the case may be, with respect to any litigation, and in this regard, each party expressly consents and shall not object to such representation. However, in no event shall Escrow Agent withhold payment of the Escrowed Funds or interplead the Escrowed Funds for any alleged violation of the Agreement or any reason other than noncompliance with this Escrow Agreement.

                  (e) The parties hereto hereby release the Escrow Agent from all liability concerning this Escrow Agreement, absent bad faith or fraud, and upon making delivery of the monies and/or documents which the Escrow Agent holds in accordance with the terms of this Escrow Agreement, the Escrow Agent shall have no further liability except for liabilities arising prior to such delivery. The parties hereto hereby


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         jointly and severally indemnify and hold the Escrow Agent harmless from any and all damages or losses arising hereunder or in connection herewith including, but not limited to, all costs and expenses incurred by the Escrow Agent in connection with the filing of such action including, but not limited to, reasonable attorneys' fees for the Escrow Agent's attorneys through all trial and appellate levels, except in the case of the Escrow Agent's bad faith or fraud. The Escrow Agent shall receive no fee or compensation for acting as the Escrow Agent with respect to the transactions contained herein. However, nothing herein shall preclude the Escrow Agent from representing a party and receiving legal fees for such representation.

5. INDEMNIFICATION. Seller hereby indemnifies, and agrees to defend and save and hold Purchaser and its directors, officers, employees, agents, successors and assigns harmless from and against any and all losses, liabilities (including, without limitation, strict liability and common law liability), obligations, damages (including, without limitation, all foreseeable consequential damages to any person or entity including third parties), injuries, defenses, charges, penalties, interest, expenses, fees (including attorney's fees at all administrative and judicial hearing, trial and appellate levels), costs (including without limitation, costs of any settlement), judgments, administrative or judicial proceedings and order, claims and demands of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Purchaser by any person or entity or governmental agency or body for, with respect to, related to, arising out of, or as a direct or indirect result of, in whole or in part, (A) Seller's violation of any Environmental Laws applicable to the Project or from Seller's use, generation, release, treatment, discharge, emission, escape, seepage, leakage, spillage, handling, storage, transportation, disposal, clean-up or presence at, on or under the Project or adjacent property, or to the soil, air or to surface or ground water thereat, of any hazardous or toxic materials; (B) Seller's operation and/or closing of the ALF; or (C) Seller's breach of any representation, warranty, condition, term or covenant set forth in this Agreement. All sums paid and costs incurred by Purchaser with respect to the foregoing matters shall bear interest at the highest applicable legal rate. This indemnification shall survive the termination and/or expiration of this Agreement.

6. COLLATERAL ASSIGNMENT. The parties agree that Purchaser's rights and benefits under this Agreement and Purchaser's rights in and to the Escrowed Funds, may be collaterally assigned to Wachovia Bank, National Association (the "Bank") as security for a loan from the Bank to Borrower. The Seller hereby consents to that collateral assignment and will recognize the Bank's rights thereunder, provided, however: (i) the Bank shall not be entitled to any right in and to the Escrowed Funds other than Purchaser's rights thereto as set forth in this Agreement; and (ii) Escrow Agent's obligations to release the Escrowed Funds shall be as set forth herein and shall not be subject to any further obligations or conditions imposed by the Bank; and (iii) the Bank may not take or otherwise perfect a security interest in and to the Escrowed Funds or the account in which they are placed unless and until the Escrowed Funds become the Property of Purchaser hereunder.

7. FURTHER ASSURANCES AND BEST EFFORTS. The parties agree to perform whatever further acts as are reasonable and necessary, in order to carry out the intent and purpose of this Agreement. Purchaser and Seller shall (i) take all steps


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necessary or desirable, (ii) use their best efforts and (iii) cooperate with each other in every reasonable way to carry out the intent and purpose of this Agreement.

7. SEVERABILITY. If any provision or obligation under this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from this Agreement and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal or unenforceable provision had never been a part of this Agreement.

8. SUCCESSORS IN INTEREST. This Agreement and the terms, covenants, and conditions herein contained shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.

9. ATTORNEYS' FEES. In any litigation, including breach, enforcement or interpretation, arising out of this Agreement the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorney's fees, costs and expenses.

10. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Florida, except to the extent preempted by federal law. Seller and all persons and entities in any manner obligated to Purchaser under this Agreement consent to the jurisdiction of any federal or state court within the State of Florida having proper venue and also consent to service of process by any means authorized by state or federal law.

11. MISCELLANEOUS.

                  (a) The captions utilized in this Agreement are for convenience only and shall not limit or define the provisions of any paragraph or section hereof.

                  (b) THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY PROCEEDING OR ACTION RELATING TO THIS AGREEMENT.

                  (c) Seller acknowledges that any waiver of any specific items required herein by Purchaser shall not be deemed a waiver of any other items required herein by Seller.

         12. LEASE. Seller shall lease back the portion of the Project not delivered to Purchaser on the Closing Date until the Turnover Date for the total rental of $1.00. Seller at its option may vacate its space at any time after the last resident leaves the Project. At closing, all utilities for the North Building of the Project will be placed in Purchaser's name. Seller will reimburse Purchaser for one-half of the utility costs for the North Building (other than telephones for which Seller will pay directly) until such time that the last resident vacates the Project. Seller has advised Purchaser that it has a security deposit with FPL. If FPL allows the deposit to be assumed by Purchaser, Purchaser will thereupon reimburse Seller for such deposit.

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

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Signed, sealed and delivered in the presence of:

_____________________________         11190 BISCAYNE, LLC, a Florida
Print Name: ___________________       limited liability company

                                      By:      SFBC INTERNATIONAL, INC.,
                                               a Florida corporation
                                      Its:     Sole Member

_____________________________         By: /s/ Arnold Hantman
                                          --------------------------------------
Print Name: ___________________       Print Name: Arnold Hantman
                                      Title: CEO



                                      WILLIAMSBURG RETIREMENT INVESTORS,LTD.,
                                      a dissolved Florida Limited partnership

______________________________
Print Name: ___________________       By:  Williamsburg Retirement Living, Inc.,
                                      A Florida corporation

______________________________        By: /s/ Philip Esformes
                                          --------------------------------------
Print Name:                           Print Name:  Philip Esformes
                                      Title:  President

____________________________          WILLIAMSBURG RETIREMENT
Print Name:                           LIVING, INC., a Florida corporation

____________________________          By:  /s/ Philip Esformes
                                          --------------------------------------
Print Name:                           Print Name:  Philip Esformes
                                      Title:  President

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                                   EXHIBIT "A"

FEE LAND:

The part of the S 1/2 of Tract "A" of Revised Plat of SEARENTO, according to the plat thereof, recorded in Plat Book 34, at Page 21, of the Public Records of Miami-Dade County, Florida, described as follows:

Beginning at a point on the West line of Biscayne Boulevard which point is 55.07 feet West of the Center line of Biscayne Boulevard and 50 feet South of the NE Corner of said S 1/2 of Tract "A" of SEARENTO, thence run West parallel with and
45.40 feet South of the North line of the said S 1/2 of Tract "A" a distance of
794.41 feet to the West line of the said S 1/2 of Tract "A"; thence run South and along the West line of said S 1/2 of Tract "A" of SEARENTO a distance of
119.65 feet to the SW Corner of said S 1/2 of Tract "A" of SEARENTO; thence run East and along the South line of said S 1/2 of Tract "A" to the West line of Biscayne Boulevard; thence run Northeasterly and along the West line of Biscayne Boulevard a distance of 131.73 feet more or less to the point of beginning.

ALSO

Beginning at a point 825 feet South of the NW corner of the S 1/2 of the NE 1/4 of Section 32, Township 52 South, Range 42 East, said point also being the SW Corner of the S 1/2 of Tract "A" of SEARENTO according to the revised plat thereof, recorded in Plat Book 14, at Page 21 of the Public Records of Dade County, Florida; thence run South along the West line of the S 1/2 of the NE 1/4 of Section 32, Township 52 South, Range 42 East a distance of 47.4 feet; thence run East parallel with and 47.4 feet South of the South line of said S 1/2 of Tract "A" of SEARENTO a distance of 717.90 feet more or less to the West line of Biscayne Boulevard which said point on the West line of Biscayne Boulevard is
55.05 feet West of the center line of Biscayne Boulevard; thence run Northeasterly and along the West line of Biscayne Boulevard 53.09 feet to the SE Corner of the S 1/2 of Tract "A" of SEARENTO; thence run West and along the South line of said S 1/2 of Tract "A" of SEARENTO to the SW Corner of said S 1/2 of Tract "A" of SEARENTO, being the point of beginning; said tract of land being in the S 1/2 of the NE 1/4 of Section 32, Township 52 South, Range 42 East,
Less: that portion of property conveyed to Miami-Dade County by Deed recorded in Official Records Book 9031, Page 1929.

LEASEHOLD LAND:

West 3 acres of South 2.5 chains of North 5 chains of South Quarter (S 1/4) of Northeast Quarter (NE 1/4) of Section 32, Township 52 South, Range 42 East, more particularly described as follows: Beginning at the south-west corner of the northeast quarter (NE 1/4) of Section 32, Township 52 South, Range 42 East; thence North 330 feet for the Point of Beginning; thence East 708.8 feet to the center of the road known as the East Dixie Highway; thence Northeasterly along


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the center of said highway to a point 165 feet north of the south line of this property, if produced easterly, thence West 781.45 feet to the West boundary line of the Northeast Quarter (NE 1/4) of Section 32, Township 52 South, Range 42 East; thence South 165 feet to the Point of Beginning, situate in Miami-Dade County, Florida; Less the Southerly 35 feet reserved for right-of-way for Biscayne Boulevard, and also less portions conveyed to Miami-Dade County, by Deeds recorded in Official Records Book 9031, Page 1927 and in Official Records Book 9031, Page 1931.

And also less:

The Southeasterly 4.572 meters (15.00 feet) of the South one-half (S 1/2) of the North one-half (N 1/2) of the South one-quarter (S 1/4) of the Northeast one-quarter (NE 1/4) of Section 32, Township 52 South, Range 42 East, Miami-Dade County, Florida, lying Northwesterly of and adjoining the Northwesterly right-of-way line of Biscayne Boulevard/State Road 5, according with a 10.668 meter (35.00 feet) right-of-way dedication by the City of Miami reserved in Deed Book 1631, Page 178, of the Public Records of Miami-Dade County, Florida.

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

                                   EXHIBIT "B"

                      WILLIAMSBURG RETIREMENT LIVING, INC.
                       A LICENSED ASSISTED LIVING FACILITY
                       -----------------------------------
                        ADMISSION AND FINANCIAL AGREEMENT
                        ---------------------------------

This Agreement is made by and between WILLIAMSBURG RETIREMENT LIVING, INC. (the "ALF") and _________________________________ ("Resident") and
_______________________(1) ("Responsible Party"), who resides at:
________________________________________. (The Resident and the Responsible
Party are also referred to singly or collectively as "You" and "Your").

                                    RECITALS

         A. You have applied for accommodations at the ALF and the ALF has accepted Your application.

         B. The ALF is licensed by the State of Florida as an "Assisted Living Facility." The ALF is not affiliated with a religious organization.

         C. This Agreement is a month-to-month agreement that can be terminated as provided in Section V.

                                   AGREEMENTS

I.       ADMISSION

This Agreement is Your resident contract to occupy a room at Williamsburg Retirement Living, Inc. In order for You to move into this facility, You must provide us with a certificate of health from Your physician. He/she must be a Medical Doctor or a Nurse Practitioner duly and currently licensed in the State of Florida, stating that You are capable of residing in an assisted living facility. This medical information about You is preferably requested on DOEA/ALF Form 1823. The exam should be done within 60 days prior to admission, but no later than 30 days after admission.

----------
(1) Please indicate "N/A" if there is no Responsible Party other than the Resident.

You must, as of the date of this Agreement and at all times during Your occupancy of Your room be qualified as an eligible resident under:

Chapter 400, Florida Statutes, under the rules and regulations of the Agency of Health Care Administration of the State of Florida, and that of our "Admission, Retention & Discharge" Policy Number 800. (Copy of our Policy #800 is included in Your admission packet.)

YOU AGREE THAT AT ANY TIME (INCLUDING AFTER YOUR ADMISSION TO THE FACILITY), IF THE RESIDENT AND/OR THE RESPONSIBLE PARTY LEARN OF ANY FACTS WHICH MAY MAKE YOU NOT QUALIFIED AS AN ELIGIBLE RESIDENT FOR THIS FACILITY, YOU WILL IMMEDIATELY NOTIFY THE ALF'S ADMINISTRATOR OF SUCH FACTS.

Upon determination by the ALF's Administrator or Your health care provider that You need services beyond those this facility is licensed to provide, You, or the agency acting on Your behalf, will be notified in writing that You must make arrangements for transfer to a care setting that has services needed by You. In the event that You have no person to represent You, the ALF will refer You to a social service agency for placement.(2)

II.      SERVICES, SUPPLIES AND ACCOMMODATIONS

In addition to providing You with an adequately furnished room and bed linens, the ALF shall render the following services to You, subject to the other terms, limitations, and conditions contained in this Agreement:

1.       Three (3) full service meals per day and snacks.
2.       Daily Housekeeping.
3.       Laundry and Linen Service.
4.       Supervision of self-administered oral medications.
5. Assistance with arranging appropriate appointments for health services to include: Arrangements for transportation for medical, dental, or mental health services as needed by Resident.
6.        Schedule of social and leisure activities.
7.        House phone service.
8.        Private visiting area for family and friends.
9.        Twenty-four (24) hour staff.

EXCLUDED SERVICES: Except as otherwise stated in this Agreement, You are responsible for furnishing or paying for any of Your health and medical care services, including, without limitation, hospital services, physicians' services, nursing services including skilled nursing facility charges, private duty personnel, medications, vitamins, eye glasses, eye examinations, hearing

(2) If there is disagreement regarding the appropriateness of placement, provisions as outlined in Chapter 400.426(8) of the Florida Statutes, shall take effect.


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

aids, ear examinations, dental work, dental examinations, orthopedic appliances, laboratory tests, x-ray services, or rehabilitative therapies.

MEDICATIONS: Medications will be handled in accordance with Policy Number 802 "Medication Storage" given to Resident and/or Responsible Party in the admission packet.

RESIDENT, GUARDIAN OR RESPONSIBLE PARTY DO HEREBY RELEASE AND HOLD HARMLESS THIS ALF FROM ANY CLAIMS FOR INJURIES OR DAMAGES RESULTING FROM MEDICATES TAKEN BY THE RESIDENT, WHILE NOT UNDER THE SUPERVISION BY THE STAFF OF THE ALF.

III.     RATES AND TERMS

1. This agreement gives the Resident the right to occupy a room for a monthly fee of $_____________________ (the "Monthly Fee"). The Monthly Fee must be paid in advance by the Resident and/or Responsible Party on the first (1st) of each month so that the Room may be reserved for that month. A late charge of fifty dollars ($50) shall be assessed if the fee is not paid within five (5) days of the due date. Your rights to occupy and use Your Room and to receive other services under this Agreement are contingent upon Your timely payment of the Monthly Fee.

2. The ALF shall have the right, upon 30 days prior written notice to You, to change Your Monthly Fee and other fees and charges.

3. The first thirty (30) days of this Agreement are a trial period. If at any time during this trial period the ALF feels that You are not appropriate for our facility, You will be charged on a pro-rated basis. During this trial period, should You decide to vacate the facility, Your first Monthly Fee will be forfeited.

4. It is the policy of the ALF to Hold the Room bed when the Resident is out of the ALF as long as the rent is paid and until the ALF receives a written notice to release the bed and all personal belongings have been removed from the ALF. You are responsible for paying Your Monthly Fee even when You are absent from Your Room or the ALF, including, but not limited to, times when You are on vacation or when You have been transferred temporarily to a skilled nursing facility, or if You have been transferred to an outside health care facility such as a hospital. You are not entitled to any discount from Your Monthly Fee during such absences. Notwithstanding, the Resident must inform the ALF administration and staff of their intended temporary absence from the facility.


5. You MAY NOT let anyone else move into his or her room or share any portion of the room without the consent of the Administrator.

IV.      ADDITIONAL CHARGES

The following is a list of charges that will be itemized on Your statement when they occur, They are due with each Monthly Fee.

1.       Over the counter medications not covered by Your insurance.
2.       Adult diapers for incontinence.
3.       Transportation services not covered by Your insurance.
4. Long distance phone calls, general store charges and/or beauty/barber shop services.
5.       Guest meals.
6. Any charges for replacement fees of any ALF property as per ALF Policy Number 805 "Resident Policies & Procedures" included in Your admission packet.

V.       TERMINATION OF THIS AGREEMENT

A.       BY YOU

         You may terminate this Agreement at any time, with or without cause, by giving thirty (30) days written notice to the ALF through the ALF's Administrator. Your notice must identify the date when the termination is to become effective, which date must be at least thirty (30) days after the date of the notice. It is the policy of the ALF to Hold the Room bed when the Resident is out of the ALF as long as the rent is paid and until the ALF receives a written notice to release the bed and all personal belongings have been removed from the ALF.

         In addition, if You are transferred permanently to an outside facility because You need a higher level of care than that available at the ALF, You may terminate this Agreement immediately upon Your vacating Your Room and removing all Your belongings from it. In such a case, if You are readmitted to live in the ALF within 60 days of such a termination, You will be deemed to have rescinded your termination of this Agreement, and this Agreement shall remain in full force as if it had never been terminated, and You will continue to be bound by every term herein.

B.       BY THE ALF

         The ALF may terminate this Agreement at any time, with or without cause, by giving forty-five (45) days written notice to the Resident. In addition, it is the policy of the ALF to terminate for reasons including, but not be limited to the following: Your failure to pay the Monthly Fee or additional charges for services You have requested within five (5) days of the due date; Your failure to comply with State or local law after receiving written notice of the alleged violation; Your failure to comply with the ALF's Rules and Regulations as set forth herein and in the admissions packet; a change in the use of the ALF; or a finding by the ALF that the ALF is inappropriate for Your care.

         NOTWITHSTANDING THE FOREGOING, THE ALF MAY IMMEDIATELY TERMINATE THIS AGREEMENT AT ANY TIME WITHOUT ANY PRIOR NOTICE BY GIVING YOU WRITTEN NOTICE IF YOU ARE ENGAGING IN BEHAVIOR WHICH IS A THREAT TO THE MENTAL AND/OR PHYSICAL HEALTH OR SAFETY OF YOU, OR IS OFFENSIVE, HARMFUL, OR A POTENTIAL THREAT TO THE OTHERS IN THE ALF.

         During the notice periods described in Paragraphs A and B of this Section, this Agreement shall remain in full effect.

         This Agreement shall terminate automatically upon Your death. The Monthly Fee shall be due and payable and remain the property of the ALF, and Your estate shall be charged for unpaid bills. The full Monthly Fee will be charged for the time until the Room is vacated and cleared of all personal belongings.

VI.      VACATING ROOM AND REFUND POLICY

         Upon termination of this Agreement under Section V above, You or Your estate shall vacate Your Room, remove all of Your belongings from it, and return all Your keys to the ALF. Until Your Room is vacated and all Your property is removed from Your Room, You or Your estate shall remain liable for the Monthly Fee. Once Your Room has been vacated, the ALF may remove any of Your remaining belongings and store them at the expense of You or Your estate. When Your Room has been vacated and all Your property has been removed from the ALF, Your Monthly Fee obligation will terminate. If Your Room is vacated and all Your property has been removed prior to the end of the Rental Month, You or Your estate will be entitled to a refund, which will be paid within 45 days, of any advance payment on a pro-rata basis, less the cost of moving, storage, and repairs or replacement that the ALF is entitled to charge You or Your estate under Section X below.

VII.     RELEASE FROM OBLIGATIONS

Any termination of this Agreement shall terminate the ALF's obligation to furnish accommodation and services to You. Upon payment of any refund provided for above, the ALF shall be discharged from any further monetary obligations to You under this Agreement.

VIII.    AUTHORIZATIONS

Resident and Responsible Party hereby expressly authorize ALF to:

1. Assist in obtaining the services of a physician for Resident if a personal physician is not available, and to obtain emergency medical services when required. In case of emergency and if Resident's personal physician is not available, the house physician will be called to care for Resident The Resident and or Responsible Party is responsible for all charges and expenses incurred by the ALF in procuring and providing this additional care if the Resident's insurance does not cover fees. ALF will make the nature and extent of these services and their expenses known to Resident and/or Responsible Party prior to their introduction as soon as possible except in case of an emergency.

2. Arrange for prompt transfer of the Resident to a hospital upon physician's orders. The ALF will notify Responsible Party noted on the Resident's demographic face sheet of transfer.

3. Utilize the Resident's picture for medical/material purposes if necessary.


4. Move the Resident from room to room for reasons involving compatibility or changes in Resident status.

5. Procure skilled home health services when the attending physician deems it necessary for the Resident's health and well being.

IX.      GRIEVANCES

Prompt consideration will be given to all complaints/grievances from all Residents and/or their families with documentation to substantiate an action,

All complaints will be resolved within twenty-fours (24) hours and a verbal or written response to all complaints will be provided to explain the complaint/grievances investigation findings and decision rendered to date.

X.       PROPERTY OF ALF

A.       NO TENANCY INTEREST OR MANAGEMENT RIGHTS

         This Agreement gives You the right to live in the ALF and to have as much freedom and choice regarding Your life here as possible. However, it does not give You the rights of a "tenant" as state law defines that term. The ALF reserves the sole right to provide management of the ALF in the best interests of all Residents and reserves the right to manage or make all decisions concerning the admission, terms of admission or dismissal of other Residents consistent with state law.

B.       LIABILITY FOR DAMAGE

         You agree to maintain Your Room in a clean, sanitary and orderly condition. You shall reimburse the ALF for the repair to Your Room and for the repair or replacement of furnishings and fixtures owned by the ALF in Your room above and beyond ordinary wear and tear. In addition, You shall reimburse the ALF for any loss or damage to the ALF's real or personal property outside of Your Room caused either intentionally or negligently by You or by persons on the premises with Your permission.

XI.      PROPERTY OF RESIDENT

         The ALF is not responsible for loss of any property belonging to You due to theft or any other cause. You may wish to purchase insurance in the event of damage to Your property or the loss of Your property. It is not our practice to hold property for safekeeping and property shall not be considered held in trust unless a written receipt has been given to Resident or Responsible Party.

XII.     ADDITIONAL RELEASE

YOU ACKNOWLEDGE THAT THE ALF IS NOT A "LOCKED DOORS" FACILITY, AND AS SUCH YOU ARE FREE TO COME AND GO FROM THE FACILITY AS YOU PLEASE. THE ALF CANNOT BE RESPONSIBLE FOR YOUR SAFETY AND WELL BEING SHOULD YOU VENTURE OUTSIDE THE FACILITY ON YOUR OWN.

BY SIGNING THIS AGREEMENT YOU AGREE TO RELEASE AND HOLD HARMLESS THE ALF FROM ANY CLAIMS FOR INJURIES OR DAMAGES SUSTAINED WHILE YOU ARE OUTSIDE THE FACILITY.

FROM TIME TO TIME THE ALF WILL PROVIDE TRANSPORTATION TO ACTIVITIES LOCATED IN AND AROUND THE GREATER MIAMI AREA. IN ORDER FOR YOU TO BE TRANSPORTED AND PARTICIPATE IN THESE ACTIVITIES, ALF REQUIRES THAT YOU RELEASE IT FROM ALL LIABILITY FROM ANY CLAIMS FOR INJURIES AND/OR DAMAGES SUSTAINED WHILE YOU ARE BEING TRANSPORTED TO AND FROM, OR ARE PARTICIPATING IN THESE ACTIVITIES. BY SIGNING THIS AGREEMENT, YOU AGREE TO RELEASE AND HOLD HARMLESS ALF FROM ANY CLAIMS FOR INJURIES AND/OR DAMAGES SUSTAINED WHILE YOU ARE BEING TRANSPORTED, OR ARE PARTICIPATING IN ANY OFF PREMISES ACTIVITY.

XIII.    INCOMPETENCY

In the event You become legally incompetent or are unable to properly care for Yourself or Your property, and in the event that You have made no other designation of a person or legal entity to serve as Your guardian or conservator, You hereby grant authority to the ALF to apply to a court of competent jurisdiction for the appointment of a conservator or guardian.

XIV.     WAIVER OF ONE BREACH NOT A WAIVER OF ANY OTHER

The failure of the ALF in one or more instances to insist upon the strict performance, observance or compliance by You with any of the terms and conditions of this Agreement, shall not be construed to be a waiver or relinquishment by the ALF of its right to insist upon strict compliance by You with all of the terms and provisions of this Agreement.

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

XV.      ASSIGNMENT.  You may not assign this Agreement.

XVI.     SEVERABILITY

If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, this Agreement shall be read as if such unenforceable provision were not included and all other provisions of this Agreement shall continue in full force and effect.

XVII.    ARBITRATION AGREEMENT

IT IS HEREBY AGREED AND UNDERSTOOD THAT ANY CONTROVERSY OR CLAIM RELATING TO THIS AGREEMENT, THE BREACH THEREOF, OR RELATING TO THE RENDERING OF CARE BY THE ALF TO YOU, INCLUDING, BUT NOT LIMITED TO ANY CLAIMS FOR NEGLIGENCE, WRONGFUL DEATH OR VIOLATIONS OF RESIDENT'S RIGHTS, SHALL BE SETTLED BY NEUTRAL BINDING ARBITRATION IN ACCORDANCE WITH THE RULES OF AMERICAN ARBITRATION ASSOCIATION, AND NOT BY ANY COURT ACTION EXCEPT AS PROVIDED BY FLORIDA LAW FOR JUDICIAL REVIEW OF ARBITRATION PROCEEDINGS.

ANY COURT HAVING APPROPRIATE JURISDICTION MAY ENTER JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR(S). FILING A JUDICIAL ACTION TO ENABLE THE RECORDING OF A NOTICE OF PENDING ACTION, FOR ORDER OF ATTACHMENT, RECEIVERSHIP, INJUNCTION OR OTHER PROVISIONAL REMEDIES SHALL NOT CONSTITUTE A WAIVER OF THE RIGHT TO ARBITRATE UNDER THIS PARAGRAPH.

ANY CLAIMS OR DISPUTES WITH OR AGAINST INDIVIDUALS EMPLOYED BY OR ASSOCIATED WITH THE ALF SHALL ALSO BE SUBMITTED TO ARBITRATION UNDER THIS PROVISION.

________________________________________________________________________________

________________________________________________________________________________


I (we) hereby acknowledge that I (we) have read this entire seventeen paragraph Agreement and understand and agree to all of the terms set forth herein, including but not limited to the various releases and the arbitration clause. I
(we) also acknowledge that if we lack proficiency in the English language, we have requested, and have received a Spanish translation of the terms of this Agreement.

Yo (nosotros) por medio de mi firma testifico que he leido todo este contrato. Este contrato/acuerdo tiene diez y siete clausulas con las cuales estoy de acuerdo. Entiendo todos los terminos aqui mencionados, incluyendo la clausula de arbitracion y los relevos aqui mencionados. Yo (nosotros) tambien estamos informados que si no entendemos todo este contrato, hemos pedido que nos los expliquen en Espanol, y que hemos recibido una explicacion de todos los terminos aqui incluidos.

I (we) further acknowledge that the Resident and the Responsible Party, if any, have made the above promises and representations in order to induce the ALF to enter this contract, and the Resident and Responsible Party, if any, acknowledge(s) that the ALF, in entering into this contract is relying upon the truthfulness of the promises and representations herein of the Resident and Responsible Party, if any.

Yo (nosotros) ademas testificamos que el Residente of Persona con
Responsabilidad por el Residente, hemos prometido seguir las representaciones aqui hechas para inducir a estate ALF a entrar en este contrato conmigo. Entendemos tambien que el ALF al entrar en esta contrato conmigo esta aceptando toda la informacion que le he dade acerca de mi persona como veridica y cierta.

I (we) also agree to follow the ALF's policies and procedures stated in the admission packet given to Resident and/or Repsonsible Party upon admission.

Yo (nosotros) estamos de acuerdo en seguir todas las polizas del ALF incluidas en el folleto de admission, el cual he recibido.
IN WITNESS WHEREOF, WILLIAMSBURG RETIREMENT LIVING, INC. AND YOU HAVE EXECUTED THIS AGREEMENT ON THE DATE SET FORTH BELOW.

Resident Signature;_________________________         Date:______________________

Responsible Party Signature:_________________        Date:______________________


ALF Representative:__________________________        Date:______________________


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